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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

The following is a list of direct or indirect wholly owned subsidiaries as of the date of this filing of Universal Standard Healthcare, Inc., other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined by Securities and Exchange Commission Regulation S-X.


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
    Name of Subsidiary                                   State of Incorporation
-------------------------------------------------------------------------------

    A/R Credit, Inc.                                     Michigan

    Universal Standard Healthcare of Ohio, Inc.          Ohio

    Universal Standard Healthcare of Michigan, Inc.      Michigan
       dba Universal Standard Managed Care of
       Michigan, Inc.

    Universal Standard Healthcare of Delaware, Inc.      Delaware

    T.P.A., Inc.                                         Michigan


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